 EXHIBIT 16.2

MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
  ------------------------
PCAOB REGISTERED

August 5, 2009

U. S. Securities and Exchange Commission
450 Fifth Street NW
Washington DC  20549

Re:   Seychelle Environmental Technologies, Inc.

Dear Sirs:

We were previously the principal auditors for Seychelle Environmental Technologies, Inc. for the period from May 30, 2008 to August 5, 2009.  We have read the statements of Seychelle Environmental Technologies, Inc. under Item 4 of its Form 8-K, dated August 5, 2009, and we agree with such statements.

For the most recent fiscal period through to August 5, 2009, there have been no disagreements between Seychelle Environmental Technologies, Inc.
and Moore & Associates, Chtd. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore & Associates, Chtd. would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours truly,

/s/ Moore & Associates
Moore & Associates, Chartered
Las Vegas, Nevada

6490 West Desert Inn Road, Las Vegas, NV 89146
(702) 253-7499 Fax (702) 253-7501